Darling International Inc.

News Release
March 26, 2003

DARLING INTERNATIONAL INC. ANNOUNCES
RESULTS FOR FISCAL YEAR AND FOURTH QUARTER 2002

      Irving, Texas , March 26, 2003:     Darling International Inc. (AMEX:DAR) reported $9.0 million net income for Fiscal 2002. This represents a $20.8 million increase in net income as compared to 2001. Sales and earnings for the fourth quarter and fiscal year ended December 28, 2002, as compared to the same period of the prior year are as follows:

FISCAL YEAR

      For Fiscal 2002, the Company's net sales grew 7.9% to $262.2 million as compared to $243.0 million for Fiscal 2001. Increases in finished products prices and the improved recovery of collection fees accounted for the majority of the $19.2 million net sales increase.

       For the fiscal year ended December 28, 2002, the Company reported net income of $9.0 million as compared to a net loss of $11.8 million for the 2001 comparable period. The $20.8 million increase in net income for Fiscal 2002, resulted from increases in net sales and other income, and a reduction in depreciation and amortization and interest expense, which more than offset increases in cost of sales and income taxes.

      The Company's Chief Executive Officer, Randall Stuewe, commented, "This is the Company's first year of net income since 1997. The improved earnings reflect the benefits of the Company's recapitalization completed in May 2002, favorable prices for the Company's finished products and services and growth in our restaurant services segment."

FOURTH QUARTER

       For the fourth quarter 2002, the Company's net sales were $70.4 million as compared to $66.1 million for the fourth quarter 2001.

       Net income for the fourth quarter 2002 improved to $3.7 million as compared to a net loss of $1.5 million for the 2001 comparable period, an improvement of $5.2 million.

      Darling International Inc. is the largest publicly traded, food processing by-products recycling company in the United States. The Company recycles used restaurant cooking oil and by-products from the beef, pork and poultry processing industries into useable products such as tallow, feed-grade fats and meat and bone meal. These products are primarily sold to animal feed and oleo-chemical manufacturers around the world. In addition, the Company provides grease trap collection services and sells equipment to restaurants.

      The Company's shares are traded on the American Stock Exchange under the symbol DAR. In AMEX trading on March 25, 2003, Darling stock closed at $1.97 per share.

{ This media release contains forward-looking statements regarding the business operations of Darling. These statements are identified by words such as "may," "will," "expect," "believe," "intend," "anticipate," "should", "estimate," continue," and other words referring to events to occur in the future. These statements reflect Darling's current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties, including business and economic conditions in its existing markets. Other risks and uncertainties regarding Darling, the industry in which it operates and the implementation of its business strategy are described in Darling's Form 10-Qs, the most recent filed November 12, 2002; Form 10-K/A filed April 29, 2002; Proxy Statement filed April 29, 2002 and Amendment No. 1 to the Registration Statement as filed on June 5, 2002. Darling undertakes no obligation to update any forward-looking statements made in this media release. }

Darling International Inc.

Consolidated Operating Results
For the Periods Ended December 28, 2002 and December 29, 2001
(Dollars in thousands, except per share amounts)
(Unaudited)

                                                    Three Months Ended                           Twelve Months Ended
                                       --------------------------------------------    -----------------------------------------
                                                                        $ Change                                    $ Change
                                         Dec. 28,        Dec. 29,       Favorable      Dec. 28,      Dec. 29,       Favorable
                                           2002            2001       (Unfavorable)       2002          2001      (Unfavorable)
                                       -------------- --------------- -------------    ------------- ------------ --------------

Net sales                                 $ 70,399       $ 66,145        $  4,254        $262,236       $242,964       $ 19,272

   Costs and expenses:

    Cost of sales and operating expenses    51,883         48,241          (3,642)        194,559        185,019         (9,540)

    Selling, general and                     7,518          7,938             420          30,294         28,334         (1,960)
    administrative expenses

    Depreciation and amortization            4,155          7,198           3,043          16,426         24,898          8,472
                                           -------        -------         -------        --------       --------       --------
        Total costs and expenses            63,556         63,377            (179)        241,279        238,251         (3,028)
                                           -------        -------         -------        --------       --------       --------
        Operating income                     6,843          2,768           4,075          20,957          4,713         16,244
                                           -------        -------         -------        --------       --------       --------
Other income (expense):

     Interest expense                         (438)        (3,712)          3,274          (6,409)       (14,162)         7,753

     Other, net                                740           (614)          1,354           2,001         (1,656)         3,657
                                           -------        -------         -------        --------       --------       --------
        Total other income (expense)           302         (4,326)          4,628          (4,408)       (15,818)        11,410
                                           -------        -------         -------        --------       --------       --------

Income (loss) from continuing
operations before income taxes               7,145         (1,558)          8,703          16,549        (11,105)        27,654

Income taxes                                (3,450)             -          (3,450)         (7,183)             -         (7,183)
                                           -------        -------         -------        --------       --------       --------
        Income (loss)  from
        continuing operations                3,695         (1,558)          5,253           9,366        (11,105)        20,471

        Income (loss)  from discontinued
        operation, net of tax                  (17)           102            (119)           (403)          (740)           337
                                           -------        -------         -------        --------       --------       --------
Net income (loss)                            3,678         (1,456)          5,134           8,963        (11,845)        20,808

Preferred dividends and accretion (1)         (364)             -            (364)           (994)             -           (994)
                                           -------        -------         -------        --------       --------       --------
        Net income (loss) applicable
        to common shareholders            $  3,314       $ (1,456)       $  4,770        $  7,969       $(11,845)     $  19,814
                                           =======        =======         =======         =======       ========       ========

Basic and diluted income (loss) per
share:
         Continuing operations               $0.05         $(0.10)          $0.15           $0.19        $(0.71)          $0.90

         Discontinued operations                 -           0.01           (0.01)          (0.01)        (0.05)           0.04
                                           -------        -------         -------        --------       --------       --------
                     Total                   $0.05         $(0.09)          $0.14          $ 0.18        $(0.76)         $ 0.94
                                           =======        =======         =======         =======       ========       ========

(1)  Preferred dividends accrued were $153,000 and $405,000 during the three and twelve months ended December 28, 2002, respectively.  Accretion of the preferred stock discount were $211,000 and $589,000 during the three and twelve months ended December
28, 2002, respectively.

FOR MORE INFORMATION CONTACT: John O. Muse, Executive Vice President of Finance and Administration, or Brad Phillips, Treasurer	251 O'Connor Ridge Blvd., #300 Irving, Texas 75038 Phone: 972-717-0300